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                                Eaton Corporation
                         2003 Annual Report on Form 10-K
                                   Item 15(c)
                                   Exhibit 21
                        Subsidiaries of Eaton Corporation

Eaton is publicly held and has no parent corporation. Eaton's subsidiaries as of December 31, 2003 and the state or country in which each was organized are as follows:
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Consolidated subsidiaries (A)                          Where Organized
-----------------------------                          ---------------
Eaton MDH Co. Inc.                                     California
Aeroquip International Inc.                            Delaware
Eaton Administration Corporation                       Delaware
Eaton Aerospace LLC                                    Delaware
Eaton Asia Investments Corporation                     Delaware
Eaton Electrical de Puerto Rico Inc.                   Delaware
Eaton Electrical Inc.                                  Delaware
Eaton Hydraulics Inc.                                  Delaware
Eaton International Corporation                        Delaware
Eaton MDH Limited Partnership                          Delaware
Eaton USEV Holding Company                             Delaware
ERC Corporation                                        Delaware
ERC II Corporation                                     Delaware
Integrated Partial Discharge Diagnostics, Inc.         Delaware
Modern Molded Products, Inc.                           Delaware
Vickers International Inc.                             Delaware
CAPCO Automotive Products Corporation                  Michigan
Eaton Aeroquip Inc.                                    Michigan
Eaton Inoac Company                                    Michigan
G.T. Products, Inc.                                    Michigan
Aeroquip-Vickers, Inc.                                 Ohio
Eaton Electrical IDT Inc.                              Ohio
Eaton Leasing Corporation                              Ohio
U.S. Engine Valve                                      Ohio
Eaton Electric Systems Pty. Ltd.                       Australia
Eaton Finance Pty. Ltd.                                Australia
Eaton Finance G.P.                                     Australia
Eaton Industries Pty. Ltd.                             Australia
Eaton Pty. Ltd.                                        Australia
Vickers Systems Pty. Ltd.                              Australia
Eaton Holding G.m.b.H.                                 Austria
Aeroquip Ltd.                                          Barbados
Aeroquip-Vickers Assurance Ltd.                        Barbados
Eaton Holding Limited                                  Barbados
Eaton Services Limited                                 Barbados
Eaton Holec Componenten N.V.                           Belgium
SA Schreder Hazemeyer                                  Belgium
Saturn Insurance Company Ltd.                          Bermuda Islands
Aeroquip do Brasil S.A.                                Brazil
Eaton Ltda.                                            Brazil
Eaton Industrias Ltda.                                 Brazil
Vicco Participacoes Ltda.                              Brazil
Aeroquip-Vickers Canada Inc.                           Canada
Eaton ETN Offshore Ltd.                                Canada
Eaton Yale Ltd.                                        Canada
Cutler-Hammer Company                                  Cayman Islands
Cutler-Hammer Industries Ltd.                          Cayman Islands
Eaton Holding III Limited                              Cayman Islands
Cutler-Hammer (Suzhou) Electric Co., Ltd.              China
Eaton China Investments Co., Ltd.                      China
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
Eaton Truck & Bus Components Company
 (Shanghai) Co. Ltd.                                   China
Eaton Fluid Power (Jining) Co. Ltd.                    China
Eaton Fluid Power (Shanghai) Co. Ltd.                  China
Shanghai Eaton Engine Components Company, Ltd.         China
Zhenjiang Holec Electrical Systems Company Limited     China
Eaton Controles Industriales S.A.                      Costa Rica
Eaton Industries s.r.o.                                Czech Republic
Eaton Holec, AS                                        Denmark
Cutler-Hammer, S.A.                                    Dominican Republic
Eaton Holec, OY                                        Finland
Eaton S.A.                                             France
Eaton Technologies S.A.                                France
Eaton Automotive G.m.b.H.                              Germany
Eaton G.m.b.H. & Co. K.G.                              Germany
Eaton Fluid Power G.m.b.H.                             Germany
Eaton Holding G.m.b.H.                                 Germany
Eaton Electric & Engineering Services, Limited         Hong Kong
Eaton Limited                                          Hong Kong
Vickers Systems Limited                                Hong Kong
Eaton Industries Private Ltd.                          India
Vickers Systems International Ltd.                     India
Eaton Automotive Ltd.                                  Ireland
Eaton Automotive Srl                                   Italy
Eaton Srl                                              Italy
Eaton Fluid Power Srl                                  Italy
Eaton Fluid Power Limited                              Japan
Eaton Japan Co., Ltd.                                  Japan
Eaton Holding S.a r.l.                                 Luxembourg
NOCADOLI - SGPS Lda                                    Madeira
Eaton Electric Switchgear Sdn. Bhd.                    Malaysia
Midland Electrical Manufacturing Holdings Sdn. Bhd.    Malaysia
Aeroquip de Mexico S.A. de C.V.                        Mexico
Aeroquip Servicios S.A. de C.V.                        Mexico
Controladora Aeroquip-Vickers de Mexico S.A. de C.V.   Mexico
Eaton Electrical Mexicana, S.A.                        Mexico
Eaton Controls, S. de R.L. de C.V.                     Mexico
Eaton Finance, S. de R.L. de C.V.                      Mexico
Eaton Industries S. de R.L. de C.V.                    Mexico
Eaton Molded Products S. de R.L. de C.V.               Mexico
Eaton Truck Components, S. de R.L. de C.V.             Mexico
Operaciones de Maquila de Juarez S. de R.L. de C.V.    Mexico
Eaton s.a.m.                                           Monaco
Eaton Automotive B.V.                                  Netherlands
Eaton B.V.                                             Netherlands
Eaton C.V.                                             Netherlands
Eaton Electric N.V.                                    Netherlands
Eaton Finance B.V.                                     Netherlands
Eaton Holding B.V.                                     Netherlands
Eaton Holding I B.V.                                   Netherlands
Eaton Holding II B.V.                                  Netherlands
Eaton Holding International I B.V.                     Netherlands
Eaton International B.V.                               Netherlands
IKU Holding Montfoort B.V.                             Netherlands
Holec Holland International B.V.                       Netherlands
Hydrowa B.V.                                           Netherlands
Eaton Finance N.V.                                     Netherlands Antilles
Vickers Systems Limited                                New Zealand
Aeroquip-Vickers International Inc.                    Panama
Eaton Automotive Spolka z o.o.                         Poland
Eaton Truck Components S.A.                            Poland
Aeroquip Singapore Pte. Limited                        Singapore
Eaton Electric Switchgear (Asia Pacific) Pte. Ltd.     Singapore
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
Vickers Systems Asia Pacific Pte. Ltd.                 Singapore
Aeroquip (South Africa) Pty. Ltd.                      South Africa
Eaton Truck Components (Pty.) Limited                  South Africa
Eaton Automotive Controls Limited                      South Korea
Eaton Limited                                          South Korea
Aeroquip Iberica S.A.                                  Spain
Eaton S.L.                                             Spain
Productos Eaton Livia S.A.                             Spain
Eaton Holec, AB                                        Sweden
Eaton Global Sourcing G.m.b.H.                         Switzerland
Eaton Industries G.m.b.H.                              Switzerland
Eaton SA                                               Switzerland
Modern Molded Products Limited                         Taiwan
Rubberon Technology Corporation Limited                Thailand
Eaton Electric Limited                                 United Kingdom
Eaton Electric Overseas Holding, Limited               United Kingdom
Eaton Holding Limited                                  United Kingdom
Eaton Limited                                          United Kingdom
Cutler-Hammer de Venezuela S.A.                        Venezuela
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(A) Other Eaton subsidiaries, many inactive, are not listed above. If considered in the aggregate, they would not be material.